Exhibit 10.7

SOLID BIOSCIENCES, LLC

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Effective as of March 29, 2017)

1. ESTABLISHMENT AND TERM OF PLAN.

1.1 Establishment. The Solid Ventures, LLC Equity Incentive Plan (the “Original Plan”) was established effective as of January 1, 2014. The Original Plan is hereby amended and restated in its entirety effective as of March 29, 2017. The Original Plan, as so amended and restated, shall be known as the “Solid Biosciences, LLC Amended and Restated Equity Incentive Plan” (the “Plan”).

1.2 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the Units available for issuance under the Plan have been issued and all forfeiture restrictions on such Units under the terms of the Plan and the Unit Restriction Agreements have lapsed.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Managers of the Company.

(b) “Company” means Solid Biosciences, LLC, a Delaware limited liability company, or any successor thereto.

(c) “Grant” means a grant of Units under the Plan.

(d) “Grantee” means a person who has been granted Units under the Plan.

(e) “Unit Restriction Agreement” means a written agreement between the Company and a Grantee setting forth the terms, conditions and restrictions of the Units granted to the Grantee.

(f) “Units” means the Series D Common Units of the Company.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Grant shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Grant.

3.2 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Grants shall be made and the number of Units to be subject to each Grant;

(b) to determine the terms, conditions and restrictions applicable to each Grant (which need not be identical) and any Units acquired pursuant thereto, including, without limitation, (i) the vesting of any Units (ii) the effect of the Grantee’s termination of service with the Company, and (iii) all other terms, conditions and restrictions applicable to the Grant not inconsistent with the terms of the Plan;

(c) to approve one or more forms of Unit Restriction Agreement; and

(d) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Unit Restriction Agreement and to make all other determinations and take such other actions with respect to the Plan or any Grant as the Board may deem advisable to the extent consistent with the Plan and applicable law.

4. UNITS SUBJECT TO PLAN.

The maximum aggregate number of Units that may be issued under the Plan shall be 2,971,949. If Units are acquired under the Plan subject to forfeiture and are forfeited back to the Company, the forfeited Units shall again be available for issuance under the Plan. For the avoidance of doubt, the maximum aggregate number of Units issuable under the Plan includes Units granted under the Original Plan which are outstanding as of March 29, 2017, and Units which are subject to contingent grants as of that date, including Units issued to former Class C members of Solid GT, LLC upon the merger of that entity into the Company.

5. ELIGIBILITY LIMITATIONS.

Grants may only be made to employees, consultants and other service providers to the Company.

6. TERMS AND CONDITIONS OF GRANTS.

Grants shall be evidenced by Unit Restriction Agreements specifying the number of Units covered thereby. No Grant shall be a valid and binding obligation of the Company unless evidenced by a fully-executed Unit Restriction Agreement. Unit Restriction Agreements may incorporate all or any of the terms of the Plan by reference and Units issued under the Plan may be subject to forfeiture as determined by the Board in its discretion at the time the Grant is made.

7. COMPLIANCE WITH SECURITIES LAW.

Each Grant and the issuance of Units shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.

8. TERMINATION OR AMENDMENT OF PLAN.

The Board may terminate or amend the Plan at any time, subject to such approvals by the members of the Company as may be required.

9. GOVERNING LAW.

The validity, construction and effect of the Plan and of any rules, regulations, determinations or decisions made by the Board relating to the Plan and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

SERIES D COMMON UNIT RESTRICTION AGREEMENT

AGREEMENT, made as of the [__] day of [____], 201[_], by and between Solid Biosciences, LLC, a Delaware limited liability company (the “Company”), and [________] (the “Unitholder”).

WHEREAS, the Unitholder is being issued an aggregate of [______] Series D Common Units of the Company (the “Units”), and all of such Units are designated as “profits interests” for purposes of the Third Amended and Restated Limited Liability Company Agreement of the Company, as the same may be amended from time to time (the “LLC Agreement”), and, accordingly, distributions in respect of the Units may be subject to limitations as provided in Section 8.1(c) of the LLC Agreement, as determined by its Board of Managers; and

WHEREAS, it is a condition to the issuance of the Units that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties’ desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future beneficial owners, the parties hereby agree with each other as follows:

Forfeiture of Units.

If the Unitholder shall for any reason, including, without limitation, death, disability or involuntary termination with or without cause, cease to be employed by the Company, the Unitholder shall forfeit all of his or her Units, other than any of such Units which become Vested Units, as defined below.

“Vested Units” shall mean [insert number equal to 25%] Units on [insert date that is first anniversary of initial date of employment], and an additional [insert number equal to 12.5%] Units on each semi-annual anniversary thereafter, provided that no additional Units shall become Vested Units after the date upon which the Unitholder ceases to be employed by the Company and in no event shall more than [insert number of Units granted] Units become Vested Units.

In no event shall the Unitholder transfer, sell, exchange, pledge, hypothecate or otherwise dispose of any Units other than Vested Units.

Entire Agreement and Amendments. This Agreement supersedes and replaces all prior agreements and understandings between the Company and the Unitholder with respect to such grant of equity in the Company to the Unitholder. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto.

Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the State of Delaware and shall be binding upon the heirs, personal representatives, executors, administrators and permitted assigns of the parties.

Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

Continuation of Service. Nothing in this Agreement shall create an obligation on the Company to continue to have the Unitholder provide services to the Company.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

LLC Agreement. Upon the execution of this Agreement, the Unitholder shall be deemed to have executed, and become a party to, the LLC Agreement and to have been admitted to the Company as a Series D Common Member.

IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

SOLID BIOSCIENCES, LLC

By:
Ilan Ganot
Chief Executive Officer

[insert name of Unitholder]

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